EXHIBIT 99.1

                                C H A P A R R A L
                            CHAPARRAL RESOURCES, INC.

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NEWS RELEASE
                                                     ***For Immediate Release***

                                                        For further information:
                                                        ------------------------
                                                                     Janna Aidar
                                                                    866-559-3822

CHAPARRAL RESOURCES, INC. ANNOUNCES NEW CHIEF FINANCIAL OFFICER
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White Plains, New York, January 8, 2004 - Chaparral Resources, Inc. (OTCBB:
CHAR) today announced the resignation of Mr. Richard J. Moore, the Company's Vice President-Finance and Chief Financial Officer. Mr. Moore, who resigned for personal reasons, has been replaced by Mr. Jonathan S. Wood, currently the Finance Director of Closed Joint Stock Company Karakudukmunai ("KKM"), the Company's operating subsidiary in the Republic of Kazakhstan, who will assume the title of Vice President-Finance and Chief Financial Officer of the Company. Mr. Wood has been with KKM since 1998 when he was appointed Financial Controller of KKM. He has over 18 years experience in the international petroleum industry, including over 9 years of experience in the Former Soviet Union.

"The Board would like to thank Mr. Moore for his contribution to the development of the Company and we wish him well in his future endeavors" said Nikolai D. Klinchev the Company's Chief Executive Officer.

Chaparral Resources, Inc. is an international oil and gas exploration and production company. The Company's only operating asset is its participation in the development of the Karakuduk Field through KKM, of which Chaparral is the operator. The Company owns directly and indirectly a 60% ownership interest in KKM with the other 40% ownership interest being held by Joint Stock Company KazMunayGaz, the government-owned oil company. Central Asia Industrial Holdings, a private investment holding company, holds a majority interest in Chaparral and is a significant investor in the Kazakh oil sector.

Information Regarding Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, volatility of oil prices, product demand, market competition, risks inherent in the Company's international operations, imprecision of reserve estimates and Chaparral's ability to replace and expand oil and gas reserves. These and other risks are described in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.


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              2 Gannett Drive * Suite 418 * White Plains, NY 10604
                         866-559-3822 * 866-700-5091 Fax
                           www.ChaparralResources.com